Exhibit 99.1

Press Release

TIDEWATER INC. • Pan-American Life Center • 601 Poydras Street, Suite 1900 • New Orleans, LA 70130 • Telephone (504) 568-1010 • Fax (504) 566-4582

Tidewater to Present at the Dahlman Rose & Co. Ultimate Oil Services and E&P Conference

NEW ORLEANS, November 26, 2012 – Tidewater Inc. (NYSE: TDW) announced today that Jeffrey M. Platt, President and CEO, and Joseph M. Bennett, Executive Vice President and Chief Investor Relations Officer, will present at the Dahlman Rose & Co. Ultimate Oil Services and E&P Conference in New York, New York on Monday, December 3, 2012, at approximately 8:25 a.m. Eastern time. The presentation will be available via real-time webcast at http://www.tdw.com. Playback will be available on December 3, 2012, at approximately 9:25 a.m. Eastern time. Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a transcript of the presentation and a copy of the slides used by the presenters.

Tidewater is the leading provider of larger Offshore Service Vessels (OSVs) to the global energy industry.

CONTACT:  Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE:  Tidewater Inc.

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